                                                                     EXHIBIT 4.4


            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         CAPITA PREFERRED FUNDING L.P.

     THIS Amended and Restated Certificate of Limited Partnership of Capita Preferred Funding L.P. (the 'Partnership'), dated as of October 2, 1996, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. SS17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on August 29, 1996, with the Secretary of State of the State of Delaware (the 'Certificate'), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. SS17-101, et seq.).

     The Certificate is hereby amended and restated in its entirety to read as follows:

          1. Name. The name of the limited partnership formed and continued hereby is Capita Preferred Funding L.P.

          2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is: c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805.

          3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are: The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805.

          4. General Partner. The name and the mailing address of the sole general partner of the Partnership are: AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership as of the date first-above written.

                                          AT&T CAPITAL CORPORATION,
                                          as sole general partner

                                          By:        /s/ ROBERT J. INGATO
                                             ...................................
                                            NAME: ROBERT J. INGATO
                                            TITLE: SR. VICE PRESIDENT AND
                                            GENERAL COUNSEL